Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the annual report of Mizuho Financial Group, Inc. on Form 20-F for the fiscal year ended March 31, 2026 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Masahiro Kihara, President & Group CEO, and Makoto Samejima, Senior Managing Corporate Executive and Group Chief Financial Officer of Mizuho Financial Group, Inc., each certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mizuho Financial Group, Inc.

Date: June 26, 2026

By:	/s/ Masahiro Kihara
Name: Masahiro Kihara
Title: President & Group CEO

By:	/s/ Makoto Samejima
Name: Makoto Samejima
Title: Senior Managing Corporate Executive and Group Chief Financial Officer